UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       May 8, 2006 (May 2, 2006) Date of
                    report (Date of earliest event reported)

                             ALLEGHENY ENERGY, INC.
               (Exact name of registrant as specified in charter)

              Maryland                    1-267                 13-5531602
    (State or Other Jurisdiction    (Commission File           (IRS Employer
         of Incorporation)               Number)            Identification No.)

                 800 Cabin Hill Drive
               Greensburg, Pennsylvania                            15601-1689
      (Address of principal executive of offices)                  (Zip code)

       Registrant's telephone number, including area code: (724) 837-3000

                                      N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

         On May 2, 2006, Allegheny Energy Supply Company, LLC ("AESC" or the "Company") entered into a $967 million Credit Agreement (the "Credit Agreement") with certain banks, financial institutions and other institutional lenders, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Book Runner, The Bank of Nova Scotia, as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent, Banc of America Securities LLC, as Joint Lead Arranger and Joint Book Runner, Bank of America, N.A., as Co-Syndication Agent, and Citicorp USA, Inc., as Administrative Agent (collectively, the "Bank Parties").

         The Credit Agreement provides for a $767 million senior secured term facility (the "Term Facility") and a $200 million senior secured revolving credit facility (the "Revolving Facility," and together with the Term Facility, the "Facility"). The Company made borrowings under the Facility on May 2, 2006 (the "Closing Date") of the entire available amount of the Facility, the proceeds of which were used to refinance, on the Closing Date, the aggregate principal amount outstanding under the Company's previous credit agreement, dated as of July 21, 2005 (the "Previous Credit Agreement"), among the Company, certain of its subsidiaries that were party thereto, the lenders and other financial institutions party thereto, Citicorp North America, Inc., as Administrative Agent and Citibank, N.A., as Collateral Agent and Intercreditor Agent (collectively, the "Prior Lenders"). The full amount of the Revolving Facility may be used, if availability exists, to issue letters of credit. The proceeds of any borrowings under the Revolving Facility after the Closing Date, if availability exists, may be used for working capital and general corporate purposes.

         AESC is required to repay the principal amount borrowed under the Facility in full at maturity on May 2, 2011. The Credit Agreement also provides for mandatory prepayment, to the extent specified in the Credit Agreement, of borrowings under the Facility (i) upon the sale by the Company or any of its subsidiaries of certain of their assets and (ii) upon receipt of certain cash proceeds in respect of Recovery Events (as defined in the Credit Agreement). AESC may not re-borrow any part of the Term Facility that it repays or prepays. AESC may, subject to the restrictions specified in the Credit Agreement, borrow, repay or prepay, and reborrow amounts under the Revolving Facility from time to time.

         Advances under the Credit Agreement currently bear interest, depending on the type of advance requested by AESC, at a rate equal to either (i) the higher of the rate announced publicly by Citibank in New York, from time to time, as Citibank's base rate or 0.5% above the Federal Funds Rate (as defined in the Credit Agreement) (the "Base Rate"), plus an applicable margin, which is currently 0.0% for Base Rate advances, or (ii) the Eurodollar Rate (as defined in the Credit Agreement), plus an applicable margin, which is currently 0.875% for Eurodollar Rate advances. In the case of the applicable margin for Eurodollar Rate advances, the applicable margin will be reduced in the event of certain improvements in AESC's Public Debt Rating (as defined in the Credit Agreement). In the case of the applicable margin for both Base Rate advances and Eurodollar Rate advances, the applicable margin will be increased in the event of certain reductions in AESC's Public Debt Rating. The Eurodollar Rate is determined by dividing LIBOR (as defined in the Credit Agreement) by a percentage equal to 1.00 minus the Eurodollar Rate Reserve Percentage (as defined in the Credit Agreement). AESC's ability to request and maintain Eurodollar Rate loans is subject to certain limitations.

         The Credit Agreement contains affirmative, negative and financial covenants including, among other things, limits on the incurrence of additional debt and liens, a minimum limit on the ratio of Consolidated EBITDA (as defined in the Credit Agreement) to Consolidated Interest Expense (as defined in the Credit Agreement), a maximum limit on the ratio of Consolidated Debt for Borrowed Money (as defined in the Credit Agreement) of AESC to Consolidated EBITDA, restrictions on the payment of dividends and other distributions, restrictions on sales of assets and investments, restrictions on mergers, and certain restrictions on the Company's subsidiaries. The events of default under the Credit Agreement include, among other things, failure to pay under the Credit Agreement or under any other debt of the Company or certain of its material subsidiaries having an aggregate principal amount of $40 million, failure to perform or observe covenants under the Credit Agreement or other Financing Documents (as defined in the Credit Agreement) (in each case, with customary grace periods, as applicable), insolvency events, change of control events, material judgments and, prior to the Collateral Release Date (as defined in the Credit Agreement) failure of any Collateral Document (as defined in the Credit Agreement) to create a valid perfected lien in the Collateral (as defined in the Credit Agreement). The Credit Agreement provides that, upon the occurrence of an event of default, payment of all outstanding loans under the Credit Agreement may be accelerated and/or the lenders' commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement automatically become immediately due and payable, and the lenders' commitments automatically terminate.

         In connection with the entry into the Credit Agreement, the Company, Citicorp USA, Inc., as Administrative Agent and Citibank, N.A., as Collateral Agent (the "Collateral Agent") entered into a Security Agreement (the "Security Agreement"), dated as of May 2, 2006, whereby the Company agreed to grant a security interest in, subject to certain limitations and exclusions, substantially all of its assets and property in favor of the Collateral Agent for the benefit of the Bank Parties and other Secured Parties (as defined in the Credit Agreement) to secure the Company's obligations under the Credit Agreement and the other Financing Documents.

         The Credit Agreement provides that in the event the Company's non-credit enhanced long-term senior unsecured debt is rated not worse than BBB- by Standard & Poor's Ratings Services and Baa3 by Moody's Investors Service, Inc., in each case, with stable outlook, the Company shall have the option to terminate the Security Agreement and require the Collateral Agent to release all Collateral held by it for the benefit of the Bank Parties and other Secured Parties, and the Facility will thereafter be unsecured.

         The Previous Credit Agreement was terminated on May 2, 2006. No early termination penalties were paid by the Company in respect of the termination of the Previous Credit Agreement. In connection with the termination of the Previous Credit Agreement, the Amended and Restated Security Agreement (the "Previous Security Agreement"), dated as of August 19, 2005, by and among AESC and certain of its subsidiaries party thereto as Grantors, Citibank, N.A., as Collateral Agent and Depository Bank and Citicorp North America, Inc., as Administrative Agent (which amended and restated in its entirety that certain Amended and Restated Security and Intercreditor Agreement, dated as of February 21, 2003, by and among AESC and certain other persons party thereto as grantors, Citibank, N.A., as Collateral Agent, Intercreditor Agent and Depository Bank, Citicorp North America, Inc., as Administrative Agent, and Law Debenture Trust Company of New York, as Indenture Trustee, as amended by the Amendment No. 1 to Security and Intercreditor Agreement, dated as of August 22, 2003, the Amendment No. 2 and Waiver to Security and Intercreditor Agreement and Waiver to Common Terms Agreement, dated as of March 4, 2004, and Amendment Agreement, dated as of March 8, 2004, as amended and restated in its entirety by the Amendment Agreement No. 2, dated as of October 28, 2004 and as amended by the Amendment Agreement No. 3 and Consent, dated as of July 21, 2005), was also terminated.

         Some of the Bank Parties and Prior Lenders have or may have had various relationships with the Company and its affiliates involving the provision of a variety of financial services.

         The foregoing does not constitute a complete summary of the terms of the Credit Agreement or the Security Agreement, and reference is made to the complete text of those agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 1.02     Termination of a Material Definitive Agreement.

         The disclosure required by this item in connection with the termination of the Previous Credit Agreement and the Previous Security Agreement is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

         The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

         (c) Exhibits.

Exhibit No.       Description
-------------------------------------------------------------------------------

10.1 Credit Agreement, dated as of May 2, 2006, by and among Allegheny Energy Supply Company, LLC, certain banks, financial institutions and other institutional lenders, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Book Runner, Banc of America Securities LLC, as Joint Lead Arranger and Joint Book Runner, Bank of America, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent, and Citicorp USA, Inc., as Administrative Agent.

10.2 Security Agreement (the "Security Agreement"), dated as of May 2, 2006, by and among Allegheny Energy Supply Company, LLC, Citicorp USA, Inc., as Administrative Agent and Citibank, N.A., as Collateral Agent.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ALLEGHENY ENERGY, INC.


Dated:  May 8, 2006                        By:  /s/ Jeffrey D. Serkes
                                                ---------------------
                                               Name:   Jeffrey D. Serkes
                                               Title:  Senior Vice President and
                                                       Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit No.       Description
-------------------------------------------------------------------------------

10.1 Credit Agreement, dated as of May 2, 2006, by and among Allegheny Energy Supply Company, LLC, certain banks, financial institutions and other institutional lenders, Citigroup Global Markets Inc., as Joint Lead Arranger and Joint Book Runner, Banc of America Securities LLC, as Joint Lead Arranger and Joint Book Runner, Bank of America, N.A., as Co-Syndication Agent, The Bank of Nova Scotia, as Joint Lead Arranger, Joint Book Runner and Co-Syndication Agent, and Citicorp USA, Inc., as Administrative Agent.

10.2 Security Agreement (the "Security Agreement"), dated as of May 2, 2006, by and among Allegheny Energy Supply Company, LLC, Citicorp USA, Inc., as Administrative Agent and Citibank, N.A., as Collateral Agent.